UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

______________

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 13, 2015

ASHLAND INC.
(Exact name of registrant as specified in its charter)

Kentucky
(State or other jurisdiction of incorporation)

1-32532	20-0865835
(Commission File Number)	(I.R.S. Employer Identification No.)

50 E. RiverCenter Boulevard
P.O. Box 391
Covington, Kentucky  41012-0391
Registrant’s telephone number, including area code (859) 815-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 13, 2015, the Ashland Inc. Personnel and Compensation Committee of the Board of Directors approved an amendment and restatement of the Ashland Inc. Supplemental Defined Contribution Plan for Certain Employees, generally effective January 1, 2015 (the “Supplemental Plan”). The amendment and restatement replaced the Supplemental Plan’s matching formula with a nonelective contribution equal to 4% of a participant’s compensation that is not covered under the Ashland Inc. Employee Savings Plan, a section 401(k) qualified retirement plan (the “401(k) Plan”). Certain Supplemental Plan participants are eligible for age transition contributions under the 401(k) Plan. The Supplemental Plan now provides for such age transition contributions on compensation not covered under the 401(k) Plan.  In addition, the Supplemental Plan was amended to remove employee deferrals and permit a discretionary nonelective contribution.

The above description of the Supplemental Plan does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Supplemental Plan, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits
10.1	Ashland Inc. Supplemental Defined Contribution Plan for Certain Employees effective January 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHLAND INC.
(Registrant)

May 18, 2015	/s/ Peter J. Ganz
Peter J. Ganz
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

10.1	Ashland Inc. Supplemental Defined Contribution Plan for Certain Employees effective January 1, 2015